RESTATED BY-LAWS
                                       OF
                          EXECUTIVE OFFICE GROUP, INC.

                                    ARTICLE I

                                     Offices

      The registered office of the Corporation in the State of Nevada is located at 502 East John Street, Carson City, Nevada 89702, and the name of the registered agent of the Corporation at such office is the Prentice-Hall Corporation System, Inc. The Corporation may also have offices at such other places, within or without the State of Nevada, as the Board of Directors (the "Board") may from time to time determine.

                                   ARTICLE II

                            Meetings of Stockholders

      Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meting shall be held at such place within or without the State of Nevada as may be specified in the notice of meeting or the waiver thereof, on the last Wednesday in July in each year at 10:00 a.m., unless said day shall fall on a legal holiday, in which case such meeting shall be held at such place at the same hour on the next day thereafter not a Saturday, Sunday or legal holiday.

      Section 2. Special Meetings. A special meeting of the stockholders of the Corporation may be called by the President and shall be called by the President, the Secretary, or an Assistant Secretary when directed to do so by resolution of the Board at a duly convened meeting of the Board, or at the request in writing of a majority of the Board. Such request shall state the purpose or purposes of the proposed meeting. Special meetings shall be held at such place within or without the State of Nevada as may be specified in the notice of meeting or waiver thereof. Business transacted at all special meetings shall be confined to the purposes stated in the notice of meeting.

      Section 3. Notice of Meetings. Written notice of every meeting of the Stockholders shall be given by or under the direction of the Secretary or an Assistant Secretary, either personally or by mail, by telegraph or by any other lawful means of communication, upon each stockholder of record entitled to vote at such meeting, not less than 10 or more than 60 days before the meeting. In the event of the death, absence, incapacity or refusal of the specified officer, notice of a meeting may be given by a person designated by either the Secretary, the person or persons requesting the meeting or the Board. If mailed, the notice of a meeting shall be directed to a stockholder at his address as it appears on the records of the Corporation. The notice of every meeting of the

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stockholders shall stated the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, except as otherwise expressly provided by law, no notice of any meting of stockholders shall be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunder authorized, waive such notice in writing or by telegraph, cable, radio or wireless either before or after such meeting.

      Section 4. Quorum. At all meetings of stockholders, a majority of the issued and outstanding stock entitled to vote present in person or by proxy shall constitute a quorum. If such quorum is not present, a majority of the issued and outstanding stock entitled to vote present thereat may adjourn the meeting form time to time without notice, other than the announcement at the meeting of the date, time and place of the adjourned meeting, until a quorum is present, and thereupon any business may be transacted at the meting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 5. Voting. At every meeting of the stockholders, except as may be otherwise provided by law or in the Corporation's Articles of Incorporation, as amended and restated to date (the "Articles of Incorporation"),every stockholder of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation on the record date as determined in accordance with Article VI,
Section 4 of these By-Laws. Directors shall be elected by a plurality of the votes cast at a meeting of stockholders (at which a quorum is present) by the holders of shares entitled to vote in the election, except as otherwise required by law or by the Articles of Incorporation. Except as otherwise required by the Articles of Incorporation, by law, or by any regulations of any security exchange, whenever any corporate action, other than the election of directors and the transactions set forth in Section 6 of this Article II, is to be taken by vote of the stockholders, it shall be authorized by majority of the votes cast at a meeting of stockholders (at which quorum is present) by the holders of the shares entitled to vote thereon. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine such stock ledger, the list required by Article II, Section 9 of these By-Laws, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders. Upon the demand of any stockholder entitled to vote, the vote at any election of directors, or the vote upon any question before a meeting, shall be by ballot; but otherwise the method of voting shall be discretionary with the presiding officer at the meeting.

      Section 6. Presiding Officer and Secretary. At all meetings of the stockholders, the President, or if such officer be vacant or he be absent, a Vice President of the Corporation, or if none be present the appointee of the meeting, shall preside. The Secretary of the Corporation, or in his absence an Assistant Secretary, or if none be present the appointee of the Presiding Officer of the meeting, shall act as secretary of the meeting.

      Section 7. Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy shall be voted after three years from its date, unless


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such proxy provides for a longer period. Every proxy must be executed in writing by the stockholder himself, or by his duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the secretary of the meeting before the meeting begins or to the Inspectors of Election at the meeting.

            A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

      Section 8. Inspectors of Election. At each meeting of the stockholders at which the vote for directors, or the vote upon any question before the meeting, is taken by ballot, the polls shall be opened and closed by, and the proxies and ballots shall be received and taken in charge by, and all questions touching on the qualifications of voters and the validity of proxies and the acceptance and rejection of the same shall be decided by two Inspectors of Election. Such Inspectors of Election may be appointed by the Board before the meeting, but if no such appointment shall have been made, they shall be appointed by the meeting. If for any reason any Inspector of Election previously appointed shall fail to attend or refuse or be unable to serve, an Inspector of Election in his place shall be appointed by the meeting. Any appointment of Inspectors of Election by the meeting shall be by per capita vote of the stockholders present and entitled to vote.

      Section 9. List of Stockholders. At least 10 days prior to every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholders and the number of shares registered in the name of each, shall be prepared by the Secretary or an Assistant Secretary. Such list shall be open to examination at a place within the city where the meeting is to be held, which place shall be specified where the meeting is held and shall be open, during normal business hours for a period of 10 days prior to the meeting, to the examination of any stockholder for any purpose germane to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 10.Consent of Stockholders in Lieu of Meeting. Except as may be otherwise provided in the Articles of Incorporation, any action required by law to be taken at any meeting of stockholders, or any action which may be taken at any meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon where present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


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                                   ARTICLE III

                               Board of Directors

      Section 1. Powers, Number and Election of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors, consisting of not less than three nor more than ten persons. Directors shall be elected at the annual meeting of stockholders in each year, to serve until the next annual meeting of stockholders and until their successors shall be elected and shall qualify. The directors shall have the power, from time to time, to increase or decrease their own number, within the minimum and maximum limitations specified herein. As used herein, the term "whole Board" shall mean the total number of directors authorized at the time, whether or not any vacancies exist.

      Section 2. Vacancies. Any vacancy in the Board caused by death, resignation, disqualification, removal, an increase in the number of directors (caused by the Board or otherwise) or any other cause may be filled by a majority of the directors then in office although less than a quorum, or by the stockholders, and directors so chosen shall hold office until the next election of the directors and until their respective successors shall be elected and qualified. When one or more directors shall resign form the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

      Section 3. Resignations and Removals. Any director may resign from his office at any time by delivering his resignation in writing to the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective. No director may be removed from office except for cause and then only by the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote at an election of directors.

      Section 4. Meetings. The Board may hold its meetings in such place or places within or without the State of Nevada as the Board from time to time by resolution may determine or as shall be specified in the respective notices or waivers of notice thereof, and the directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation not inconsistent with these By-Laws as they may deem proper. The Board from time to time by resolution may fix a time and place (or varying times and places) for the annual and other regular meetings of the Board; provided that unless a time and place is so fixed for any annual meeting of the Board, the same shall be held immediately following the annual meeting of the stockholders at the same place at which such meeting shall have been held. No notice of the annual or other regular meetings of the Board need be given. Other meetings of the Board shall be held whenever called by the President or by one-third of the directors then in office; and the Secretary or an Assistant Secretary shall give notice of each such meeting to each director not later than the day before the day of the meeting, personally or by mailing, telegraphing, cabling or telephoning such notice to him at


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his address as it appears on the books of the Corporation or by leaving such notice at his residence or usual place of business.

            No notice of a meeting need be given if all the directors are present in person. Any business may be transacted at any meeting of the Board, whether or not specified in a notice of the meeting.

      Section 5. Meetings by Conference Telephone. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participating in a meeting pursuant to this section shall constitute presence in person at such meeting. The chairman or the secretary of the meeting shall make sure that all persons participating in the meeting (i) can hear each other and
(ii) understand that their participation will constitute a meeting of the Board or such committee.

      Section 6. Unanimous Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a written consent thereto is signed by all members of the Board, and such written consent is filed with the minutes of proceedings of the Board.

      Section 7. Quorum. One-third of the whole Board shall constitute a quorum for the transaction of business, except that when the number of directors is fewer than six, any two directors shall constitute a quorum. If there be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned of the time of, and the place to which, the meeting is adjourned. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law or by the Articles of Incorporation or by these By-Laws.

      Section 8. Compensation of Directors. The Board shall have authority to fix the compensation of directors for acting in either that capacity or any other capacity.

      Section 9. Committees. An Executive Committee of three or more directors may be designated by resolution passed by a majority of the whole Board. To the extent permitted by law and provided in any such resolution, the Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. It shall not have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend these By-Laws. The Board may also designate one or more committees in addition to the Executive Committee by resolution


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or resolutions passed by a majority of the whole Board; such committees shall consist of three or more directors of the Corporation and, to the extent permitted by law and provided in the resolution or resolutions designating them, shall have or may exercise the specific powers of the Board in the management of the business and affairs of the Corporation. The act of a majority of the members of any committee of the Board shall be the act of that committee, and said committee may meet at stated times or on notice. The Board may designate one or more directors as alternate member of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                                   ARTICLE IV

                               Officers and Agents

      Section 1. General Provisions. The officers of the Corporation shall be a President, a Treasurer and a Secretary, and may include one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, all of whom shall be appointed by the Board as soon as may be practicable after the election of directors in each year. Any two offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by any two or more officers. Each of such officers shall serve until the annual meeting of the Board next succeeding his appointment and until his successor shall have been chosen and shall have qualified. The Board may appoint such officers, agents and employees as it may deem necessary or proper, who shall respectively have such authority and perform such duties as may from time to time be prescribed by the Board. All officers, agents and employees appointed by the Board shall be subject to removal at any time by the affirmative vote of a majority of the whole Board. Other agents and employees may be removed at any time by the Board, by the officer appointing them, or by any other superior officer upon whom such power of removal. may be conferred by the Board. The salaries of the officers of the Corporation shall be fixed by the Board, but this power may be delegated to any officer. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

      Section 2. The President. The President shall be a member of the Board and shall preside at its meetings and at all meetings of stockholders. He shall, subject to the direction and under the supervision of the Board, be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation and shall keep the Board fully advised. He shall have such powers and perform such duties as generally pertain to the office of President, as well as such further powers and duties as may be prescribed by the Board.

      Section 3. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of the President may from time to time prescribe, and shall perform such


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other duties as may be prescribed in these By-Laws. In the absence or inability to act of the President, the Vice President next in order as designated by the Board or, in the absence of such designation, senior in length of service in such capacity, who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Board. The performance of any duty by a Vice President shall be conclusive evidence of his power to act.

      Section 4. The Treasurer. The Treasurer shall have the case and custody of all funds and securities of the Corporation which may come into his hands and shall deposit the same to the credit of the Corporation in such bank or banks or other depository or depositories as the Board may designate. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He shall render an account of his transactions to the Board as often as it shall require the same and shall at all reasonable times exhibit his books and accounts to any director, and shall cause to be entered regularly in goods kept for that purpose full and accurate account of all moneys received and disbursed by him on account of the Corporation. He shall, if required by the Board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession, or under his control, belonging to the Corporation. He shall have such further powers and duties as are incident to the position of Treasurer, subject to the control of the Board.

      Section 5. The Secretary. The Secretary shall record the proceedings of meetings of the Board and of the stockholders in a book kept for that purpose and shall attend to the giving and serving of all notices of the Corporation. He shall have custody of the seal of the Corporation and shall affix the seal to all certificates of shares of stock of the Corporation (if required by the form of such certificates) and to such other papers or documents as may be proper and, when the seal is so affixed, he shall attest the same by his signature wherever required. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board may direct. He shall, in general, perform all duties of Secretary, subject to the control of the Board.

      Section 6. Assistant Treasurers In the absence or inability of the Treasurer to act, any Assistant Treasurer may perform all the duties and exercise all of the powers of the Treasurer, subject to the control of the Board. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board may from time to time assign to him.

      Section 7. Assistant Secretaries In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary, subject to the control of the Board. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board may from time to time assign to him.


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      Section 8. Other Officers Other officers shall perform such duties and have such powers as may from time to time be assigned to them by the Board.

      Section 9. Delecation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer, for the time being, the powers or duties, or any of them, of such officer upon any other officer, or upon any director.

      Section 10.Proxies in Respect of Securities of Other Corporations Unless otherwise provided by resolution adopted by the Board, the President may from time to time appoint an attorney or attorneys or an agent or agents to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities, and the President may instruct the person or persons so appointed as to the manner of exercising such powers and rights of the Corporation and be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorneys or other written instruments as he may deem necessary in order that the Corporation may exercise such powers and rights.

                                    ARTICLE V

                                  Capital Stock

      Section 1. Certificate for Shares. Certificates for shares of stock of the Corporation certifying the number and class of shares owned shall be issued to each stockholder in such form, not inconsistent with the Articles of Incorporation and these By-Laws, as shall be approved by the Board. The certificates for the shares of each class shall be numbered and registered in the order in which they are issued and shall be signed by the President and Vice President and by the Secretary or an Assistant Secretary or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar, who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if were such officer, transfer agent or registrar at the date of issue. All certificates exchanged or returned to the Corporation shall be cancelled.

      Section 2. Transfer of Shares of Stock Transfer of shares shall be made only upon the books of the Corporation by the holder, in person or by his attorney lawfully constituted in writing, and on the surrender of the certificate or certificates for such shares properly assigned. The Board shall have the power to make all such rules and regulations, not inconsistent with the Articles of Incorporation and these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.


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      Section 3. Lost, Stolen or Destroyed Certificates. The Board, in its
discretion, may issue a new certificate of stock in place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, any may require the owner of any certificate of stock alleged to have been lost, stolen or destroyed, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any certificate or the issuance of such new certificate. Proper evidence of such loss, theft or destruction shall be procured, if required, by the Board. The Board in its discretion may refuse to issue such new certificate, save upon the order of some court having jurisdiction in such matter.

      Section 4. Record Date In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend without a meeting, or entitled to receive payment of any divided or other distribution or allotment of any right, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed:

            (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

            (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and

            (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                   ARTICLE VI

                        Interested Directors and Officers

            No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, of have a financial interest, shall be void or voidable solely for this reason, or solely because the director or


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officer is present at or participates in the meeting of the Board of committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:

            (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

            (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

            (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders.

            Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                                   ARTICLE VII

                                 Indemnification

      Section 1. Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses, including without limitation, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of the Indemnitee, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Article VII (the "Expenses"), judgments, fines and penalties actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


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

      Section 2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against Expenses, judgments, fines and penalties actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery of Delaware or such other court shall deem proper.

      Section 3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article VII, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

      Section 4. Determination of Right to Indemnification. Any indemnification under Sections 1 and 2 of this Article VII (unless ordered by a court) shall be paid by the Corporation unless a determination is made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of the director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VII.

      Section 5. Advancement of Expenses. Expenses incurred by a person referred to in Sections 1 and 2 of this Article VII in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance at the written request of a director, officer, employee or agent, if such person shall undertake to repay such amount to the extent that it is ultimately determined that such person was not entitled to such indemnification; provided, however, such an undertaking shall not be secured and shall be accepted without reference to such person's financial ability to make such repayment and shall not be claimable against such person's spouse or children. The Board


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

may, in the manner set forth above in Section 4, and upon approval of such director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

      Section 6. Procedure for Indemnification. Any indemnification under Sections 1, 2 and 3, or advancement of Expenses under Section 5 of this Article VII, shall be made promptly, and in any event within 45 days, upon the written request of the director, officer, employee or agent. The right to indemnification or advancement of Expenses as granted by this Article VII shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 45 days. Such person's Expenses incurred in connection with successfully establishing such right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of Expenses under
Section 5 of this Article VII where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 1 or 2 of this Article VII, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2 or this Article VII, nor the fact that there has been an actual determination by the Corporation (including its Board, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      Section 7. Other Rights. The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of Expenses may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation.

      Section 8. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board.

      Section 9. Continuation of Right to Indemnification. The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person.

      Section 10.Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to Expenses, judgments, fines and penalties with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this
Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

                                  ARTICLE VIII

                                 Corporate Seal

      The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Nevada" inscribed thereon. The seal may be affixed to any instrument by causing it, or a facsimile thereof, to be impressed or otherwise reproduced thereon.

                                   ARTICLE IX

                                     Waiver

      Whenever any notice whatsoever is required to be given by law, or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

      Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                                    ARTICLE X

                           Checks, Notes, Drafts, Etc.


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

            Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board shall from time to time determine.

                                   ARTICLE XI

                                   Amendments

            Except as may be provided in the Articles of Incorporation, these By-Laws or any of them may be amended or repealed, and new By-Laws may be adopted (a) by the stockholders, at any annual meeting, or at any special meeting called for that purpose, by the vote of a majority of the issued and outstanding stock entitled to vote thereat, or (b) by the Board at any duly convened meeting by a majority vote of the whole Board, but any such action of the Board may by amended or repealed by the stockholders at any annual meeting or any special meeting called for that purpose; provided, however, that no amendment may be made which will conflict with any provision of law or of the Articles of Incorporation.


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

                     BY-LAW AMENDMENT ADOPTED APRIL 22, 1998

      1. The Restated By-laws shall be amended to add the following Article XII to the end thereof:

                                   Article XII

                              Stockholder Agreement

      In the event of a conflict between these By-laws and the Third Amended and Restated Stockholders' Agreement of the Corporation (the "Stockholders' Agreement"), the provisions of the Stockholders' Agreement shall govern.

                SECOND BY-LAW AMENDMENT ADOPTED DECEMBER 29, 1998

      The Restated By-laws of the Corporation, as amended by By-law Amendment adopted April 22, 1998, is further amended as follows:

      1. The first sentence of Section 2 of Article II is hereby amended and restated to read in its entirety as follows:

            A special meeting of the stockholders of the Corporation may be called by the President or the Chairman and shall be called by the President, the Secretary or an Assistant Secretary when directed to do so by resolution of the Board at a duly convened meeting of the Board, or at the request in writing of a majority of the Board.

      2. Section 10 of Article II is hereby amended by deleting the last sentence thereof in its entirety.

      3. Section 2 of Article IV is hereby amended by deleting all references to the "Court of Chancery of Delaware" and substituting in place thereof the "courts of the State of Nevada".

      4. The third sentence of Section 2 of Article IV is hereby amended by deleting the words "and the transactions set forth in Section 6 of this Article II".

      5. The fourth sentence of Section 4 of Article III is hereby amended by adding between the words "by" and "the" in the second line of such sentence, the words "the Chairman or"

      6. Article XII is hereby amended and restated to read in its entirety as follows:

                                   Article XII

                             Stockholders' Agreement

      In the event of a conflict between these By-laws and the Fourth Amended and Restated Stockholders' Agreement of the Corporation (the "Stockholders' Agreement"), the provisions of the Stockholders' Agreement shall govern.